SECURED PROMISSORY NOTE

US $400,000	Las Vegas, NV July 28, 2015

This Promissory Note (the “Note”), dated as of July 28, 2015 is made by JS Technologies, Inc., a California corporation, (“Maker”), in favor of Avalanche International, Corp., a Nevada corporation (“Holder”).

For good and valuable consideration, the Maker hereby makes and delivers this Note in favor of Holder, and hereby agrees as follows:

1.  Principal Obligation and Interest. For value received, Maker promises to pay to Holder at such place as Holder may designate in writing, in currently available funds of the United States, all sums advanced by Holder to Maker under this Note up to a maximum principal sum of Four Hundred Thousand Dollars ($400,000). Maker’s obligation under this Note shall accrue interest at the rate of ten percent (10%) per annum from the date hereof until paid in full. Interest shall be computed on the basis of a 365-day year or 366-day year, as applicable and actual days lapsed.

2.  Initial and Subsequent Advances. An initial advance from Holder to Maker in the amount of $200,000 shall be made as soon as practicable following the execution of this Note. The initial advance shall include an origination fee of $20,000, which shall become a part of the principal balance of this Note, together with $180,000 to be advanced to the Maker. In the sole discretion of the Maker, up to two (2) additional advances of up to $100,000 each may be made to the Maker by the Holder. The first such additional advance may be made thirty (30) days after the parties’ execution of this Note. The second such additional advance may be made sixty (60) days after the parties’ execution of this Note.

3. Payment Terms.

Beginning on September 1, 2015, Maker shall remit to Holder monthly payments of interest only on the principal balance then due and outstanding. All unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder, shall be due and payable in full on or before the date which is one year from the date hereof.

All payments shall be applied first to interest, then to principal and shall be credited to the Maker's account on the date that such payment is physically received by the Holder.

Maker shall have the right to prepay all or any part of the principal under this Note without penalty.

4. Grant of Security Interest. As collateral security for the prompt, complete, and timely satisfaction of all present and future indebtedness, liabilities, duties, and obligations of Maker to Holder evidenced by or arising under this Note, and including, without limitation, all principal and interest payable under this Note, any future advances added to the principal amount due hereunder, and all attorneys’ fees, costs and expenses incurred by Holder in the collection or enforcement of the same (collectively, the “Obligations”), Maker hereby pledges, assigns and grants to Holder a continuing security interest and lien in all of Maker’s right, title and interest in and to the property, whether now owned or hereafter acquired by Maker and whether now existing or hereafter coming into existence or acquired, including the proceeds of any disposition thereof, described on Exhibit “A” attached hereto and incorporated herein by this reference (collectively, the “Collateral”). As applicable, the terms of this Note with respect to Maker’s granting of a security interest in the Collateral to Holder shall be deemed to be a security agreement under applicable provisions of the Uniform Commercial Code (“UCC”), with Maker as the debtor and Holder as the secured party.

5. Perfection. Upon the execution and delivery of this Note, Maker authorizes Holder to file such financing statements and other documents in such offices as shall be necessary or as Holder may reasonably deem necessary to perfect and establish the priority of the liens granted by this Note, including any amendments, modifications, extensions or renewals thereof. Maker agrees, upon Holder’s request, to take all such actions as shall be necessary or as Holder may reasonably request to perfect and establish the priority of the liens granted by this Note, including any amendments, modifications, extensions or renewals thereof.

6. Representations and Warranties of Maker. Maker hereby represents and warrants the following to Holder:

a.                   Maker and those executing this Note on its behalf have the full right, power, and authority to execute, deliver and perform the Obligations under this Note, which are not prohibited or restricted under the articles of incorporation or bylaws of Maker. This Note has been duly executed and delivered by an authorized officer of Maker and constitutes a valid and legally binding obligation of Maker enforceable in accordance with its terms.

b.                  The execution of this Note and Maker’s compliance with the terms, conditions and provisions hereof does not conflict with or violate any provision of any agreement, contract, lease, deed of trust, indenture, or instrument to which Maker is a party or by which Maker is bound, or constitute a default thereunder or result in the imposition of any lien, charge, encumbrance, claim or security interest of any nature whatsoever upon any of the Collateral.

c.                   The security interest granted hereby in and to the Collateral constitutes a present, valid, binding and enforceable security interest as collateral security for the Obligations, and, except as to leased equipment or purchase-money encumbrances existing as of the date of this Note as expressly disclosed to Holder in writing, such interests, upon perfection, will be senior and prior to any liens, encumbrances, charges, title defects, interests and rights of any others with respect to such Collateral.

7. Covenants of Maker. For so long as any Obligations remain outstanding:

a.                   Maker shall not sell, assign or transfer any of the Collateral, or any part thereof or interest therein;

b.                  Maker shall pay or cause to be paid promptly when due all taxes and assessments on the Collateral; and

c.                   Maker shall keep Holder apprised, in writing, as to the current location of all of the Collateral, providing Holder with current information including any identifying serial numbers with respect to the Collateral so the Holder may perfect and maintain the priority of its security interest therein.

8. Use of Collateral. For so long as no event of default shall have occurred and be continuing under this Note, Maker shall be entitled to use and possess the Collateral and to exercise its rights, title and interest in all contracts, agreements, and licenses subject to the rights, remedies, powers and privileges of Holder under this Note and to such use, possession or exercise not otherwise constituting an event of default. Notwithstanding anything herein to the contrary, Maker shall remain liable to perform its duties and obligations under the contracts and agreements included in the Collateral in accordance with their respective terms to the same extent as if this Note had not been executed and delivered; the exercise by Holder of any right, remedy, power or privilege in respect of this Note shall not release the Maker from any of its duties and obligations under such contracts and agreements; and Holder shall have no duty, obligation or liability under such contracts and agreements included in the Collateral by reason of this Note, nor shall Holder be obligated to perform any of the duties or obligations of Maker under any such contract or agreement or to take any action to collect or enforce any claim (for payment) under any such contract or agreement.

2

9. Defaults. The following shall be events of default under this Note:

a.                   Maker’s failure to remit any payment under this Note on before the date due, if such failure is not cured in full within five (5) days of written notice of default;

b.                  Maker’s failure to perform or breach of any non-monetary obligation or covenant set forth in this Note or in any other written agreement between Maker and Holder if such failure is not cured in full within ten (10) days following delivery of written notice thereof from Holder to Maker;

c.                   If Maker is dissolved, whether pursuant to any applicable articles of incorporation or bylaws, and/or any applicable laws, or otherwise;

d.                  The commencement by Maker of any action or proceeding which affects the Collateral or title thereto or the interest of Holder therein, including, but not limited to eminent domain, insolvency, code enforcement or arrangements or proceedings involving a bankrupt or decedent;

e.                   The entry of a decree or order by a court having jurisdiction in the premises adjudging the Maker bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Maker under the federal Bankruptcy Code or any other applicable federal or state law, or appointing a receiver, liquidator, assignee or trustee of the Maker, or any substantial part if its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of twenty (20) days;

f.                   Maker’s institution of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or its filing of a petition or answer or consent seeking reorganization or relief under the federal Bankruptcy Code or any other applicable federal or state law, or its consent to the filing of any such petition or to the appointment of a receiver, liquidator, assignee or trustee of the company, or of any substantial part of its property, or its making of an assignment for the benefit of creditors or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Maker in furtherance of any such action; or

3

10. Rights and Remedies of Holder. Upon the occurrence of an event of default by Maker under this Note or at any time before default when the Holder reasonably feels insecure, then, in addition to all other rights and remedies at law or in equity, Holder may exercise any one or more of the following rights and remedies:

a.                   Accelerate the time for payment of all amounts payable under this Note by written notice thereof to Maker, whereupon all such amounts shall be immediately due and payable.

b.                  Pursue and enforce all of the rights and remedies provided to a secured party with respect to the Collateral under the Uniform Commercial Code.

c.                   Make such appearance, disburse such sums, and take such action as Holder deems necessary, in its sole discretion, to protect Holder’s interest, including but not limited to (i) disbursement of attorneys’ fees, (ii) entry upon the Maker’s property to make repairs to the Collateral, and (iii) procurement of satisfactory insurance. Any amounts disbursed by Holder pursuant to this Section, with interest thereon, shall become additional indebtedness of the Maker secured by the Collateral and shall be immediately due and payable and shall bear interest from the date of disbursement at the default rate stated in this Note. Nothing contained in this Section shall require Holder to incur any expense or take any action.

d.                  Require Maker to assemble the Collateral and make it available to the Maker at the place to be designated by the Holder which is reasonably convenient to both parties. The Holder may sell all or any part of the Collateral as a whole or in part either by public auction, private sale, or other method of disposition. The Holder may bid at any public sale on all or any portion of the Collateral. Unless the Collateral threatens to decline speedily in value, Holder shall give Maker reasonable notice of the time and place of any public sale or of the time after which any private sale or other disposition of the Collateral is to be made, and notice given at least 10 days before the time of the sale or other disposition shall be conclusively presumed to be reasonable.

e.                   Pursue any other rights or remedies available to Holder at law or in equity.

11. Full Recourse. The liability of Maker for the Obligations shall not be limited to the Collateral, and Maker shall have full liability therefor beyond the Collateral.

12. Waiver of Certain Defenses. Maker acknowledges that its obligations under this Note are separate and independent from the rights and obligations of the parties to that certain Letter of Intent dated June 12, 2015 by and amongst the Maker, the Holder, and certain other parties (the “LOI”). With regard to any legal action or other proceeding for the collection of amounts due under this Note, Maker hereby waives any defense to such action or proceeding based on set-off, recoupment, or any other theory arising under or related to an alleged breach of the LOI by the Holder or others.

13. Representation of Counsel. Maker acknowledges that it has consulted with or have had the opportunity to consult with Maker’s legal counsel prior to executing this Note. This Note has been freely negotiated by Maker and Holder and any rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Note.

14. Choice of Laws; Actions. This Note shall be constructed and construed in accordance with the internal substantive laws of the State of Nevada, without regard to the choice of law principles of said State. Maker acknowledges that this Note has been negotiated in Clark County, Nevada. Accordingly, the exclusive venue of any action, suit, counterclaim or cross claim arising under, out of, or in connection with this Note shall be the state or federal courts in Clark County, Nevada. Maker hereby consents to the personal jurisdiction of any court of competent subject matter jurisdiction sitting in Clark County, Nevada.

4

15. Usury Savings Clause. Maker expressly agrees and acknowledges that Maker and Holder intend and agree that this Note shall not be subject to the usury laws of any state other than the State of Nevada. Notwithstanding anything contained in this Note to the contrary, if collection from Maker of interest at the rate set forth herein would be contrary to applicable laws of such State, then the applicable interest rate upon default shall be the highest interest rate that may be collected from Maker under applicable laws at such time.

16. Costs of Collection. Should the indebtedness represented by this Note, or any part hereof, be collected at law, in equity, or in any bankruptcy, receivership or other court proceeding, or this Note be placed in the hands of any attorney for collection after default, Maker agrees to pay, in addition to the principal and interest due hereon, all reasonable attorneys’ fees, plus all other costs and expenses of collection and enforcement, including any fees incurred in connection with such proceedings or collection of the Note and/or enforcement of Holder’s rights.

17. Miscellaneous.

a.                   This Note shall be binding upon Maker and shall inure to the benefit of Holder and its successors, assigns, heirs, and legal representatives.

b.                  Any failure or delay by Holder to insist upon the strict performance of any term, condition, covenant or agreement of this Note, or to exercise any right, power or remedy hereunder shall not constitute a waiver of any such term, condition, covenant, agreement, right, power or remedy.

c.                   Any provision of this Note that is unenforceable shall be severed from this Note to the extent reasonably possible without invalidating or affecting the intent, validity or enforceability of any other provision of this Note.

d.                  This Note may not be modified or amended in any respect except in a writing executed by the party to be charged.

e.                   Neither party may assign this Note without the express written consent of the other party.

f.                   Time is of the essence.

18. Notices. All notices required to be given under this Note shall be given at the following address, which may be changed by the applicable party on five (5) business days advance written notice:

To Maker: JS Technologies, Inc.

601 A Crane Street

Lake Elsinore, CA 92530

Attn: President and Chief Financial Officer

To Holder: Avalanche International, Corp.

5940 S. Rainbow Blvd

Las Vegas, NV 89118

Attn: President

Notices may be transmitted by personal delivery or by a recognized overnight courier with confirmation of delivery, and shall be deemed given upon receipt by the Party to whom they are addressed.

19. Waiver of Certain Formalities. All parties to this Note hereby waive presentment, dishonor, notice of dishonor and protest. All parties hereto consent to, and Holder is hereby expressly authorized to make, without notice, any and all renewals, extensions, modifications or waivers of the time for or the terms of payment of any sum or sums due hereunder, or under any documents or instruments relating to or securing this Note, or of the performance of any covenants, conditions or agreements hereof or thereof or the taking. Any such action taken by Holder shall not discharge the liability of any party to this Note.

IN WITNESS WHEREOF, this Note has been executed effective the date and place first written above.

“Maker”: J.S. Technologies, Inc.

By: /s/ John Suhr

Its: President

Print Name: John Suhr

Date:8/4/15

5

Exhibit “A”

Collateral

Each and all of the following in which J.S. Technologies, Inc., a California corporation, has any right, title, or interest, regardless of the manner in which such items are formally held or titled; all as defined in the Nevada Uniform Commercial Code - Secured Transactions (Nevada Revised Statutes (“NRS”) §§ 104.9101 et. seq.) as of the date of the Note, and as the same may be amended hereafter:

(1) Accounts, as defined in NRS 104.9102(1)(a)

(2) Cash proceeds, as defined in NRS 104.9102(1)(I)

(3) Chattel paper, as defined in NRS 104.9102(1)(k)

(4) Commercial tort claims, as defined in NRS 104.9102(1)(m)

(5) Commodity accounts and commodity contracts, as defined in NRS 104.9102(1)(n) and NRS 104.9102(1)(o), respectively,

(6) Deposit accounts, as defined in NRS 104.9102(1)(cc)

(7) Documents, as defined in NRS 104.9102(1)(dd)

(8) Electronic chattel paper, as defined in NRS 1049102(1)(ee)

(9) Equipment, as defined in NRS 104.9102(1)(gg)

(10) General intangibles, as defined in NRS 104.9102(1)(pp) (except all Suhr and Suhr-related marks, which are specifically excluded herefrom)

(11) Goods, as defined in NRS 104.9102(1)(rr)

(12) Instruments, as defined in NRS 104.9102(1)(uu)

(13) Inventory, as defined in NRS 104.9102(1)(vv)

(14) Investment property, as defined in NRS 104.9102(1)(ww)

6

(15) Letter-of-credit right, as defined in NRS 104.9102(1)(yy)

(16) Noncash proceeds, as defined in NRS 104.9102(1)(fff)

(17) Payment intangible, as defined in NRS 104.9102(1)(iii)

(18) Proceeds, as defined in NRS 104.9102(1)(lll)

(19) Promissory notes, as defined in NRS 104.9102(1)(mmm)

(20) Record, as defined in NRS 104.9102(1)(qqq)

(21) Software, as defined in NRS 104.9102(1)(www)

(22) Supporting obligations, as defined in NRS 104.9102(1)(yyy)

(23) Tangible chattel paper, as defined in NRS 104.9102(1)(zzz)

(24) The following, as defined in NRS 104.9102(2): certificated securities, contracts for sale, leases, lease agreements, lease contracts, leasehold interests, letters of credit, negotiable instruments, notes, proceeds of letters of credit, securities, security certificates, security entitlements, and uncertificated securities.

In addition, the Collateral shall include all copyrights, all patents and patent applications (including the inventions and improvements described and claimed therein together with the reissues, divisions, continuations, renewals, extensions and continuations in-part thereof), all trade names, trademarks (except all Suhr and Suhr-related marks, which are specifically excluded herefrom) and service marks, logos, trademark and service mark registrations (including all renewals of trademark and service mark registrations, and all rights corresponding thereto throughout the world together, in each case, with the goodwill of the business connected with the use of, and symbolized by, each such trade name, trademark and service mark, but excluding any such registration that would be rendered invalid, abandoned, void or unenforceable by reason of its being included as part of the Collateral), all inventions, processes, production methods, proprietary information, know-how and trade secrets, all licenses or user or other agreements granted to the Maker with respect to any of the foregoing, in each case whether now or hereafter owned or used (including the licenses or other agreements with respect to any of the foregoing).

7